UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2005

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 25, 2005, The Shaw Group Inc., a Louisiana corporation, (the "Company"), entered into a five year $450 million Credit Agreement among the Company, as borrower; BNP Paribas, as administrative agent; BNP Paribas Securities Corp., as joint lead arranger and sole bookrunner; Bank of Montreal, as joint lead arranger; Credit Suisse First Boston, acting through its Cayman branch, as co-syndication agent; UBS Securities LLC, as co-syndication agent; and the other lenders signatory thereto (the "Credit Agreement").

The Credit Agreement provides for a $450,000,000 revolving credit facility, the entire amount of which is available to issue performance letters of credit and/or up to $200 million of which is available for working capital needs, to fund fixed asset purchases, acquisitions, investments in joint ventures and other subsidiaries and to issue financial letters of credit. The Credit Agreement is subject to a borrowing base that may be eliminated if certain credit ratings or minimum consolidated tangible net worth criteria are met. The Credit Agreement expires and is repayable in full on April 25, 2010.

The Company is required, with some exceptions, to make certain pre-payments as described in the Credit Agreement. The Credit Agreement contains customary financial covenants and other restrictions.

The Company’s obligations under the Credit Agreement are secured by, among other things, (i) guarantees by certain of our domestic subsidiaries; (ii) a pledge of all of the capital stock of our domestic subsidiaries and 66% of the capital stock in certain of our foreign subsidiaries; (iii) a security interest in all of our personal property and the personal property of our domestic subsidiaries (including equipment); and (iv) mortgages over certain domestic real property.

The Company also has the ability to obtain unsecured performance letters of credit outside of the Credit Agreement of up to $150 million.

A copy of the Credit Agreement is filed herewith as Exhibit 10.26, and is incorporated herein by reference.

Affiliates of Credit Suisse First Boston, Merrill Lynch Capital Corporation (a lender under the Credit Agreement) and UBS Securities LLC have served as underwriters in the past for the Company’s underwritten offerings. In addition, affiliates of Credit Suisse First Boston and Merrill Lynch Capital Corporation have entered into financial advisory agreements with the Company.

Item 1.02. Termination of a Material Definitive Agreement.

On April 25, 2005, the Company terminated the Third Amended and Restated Credit Agreement among the Company, as borrower; Credit Lyonnais New York Branch, as a lender, swing line lender, an issuer and agent; Credit Lyonnais Securities, as joint arranger and sole book runner; Credit Suisse First Boston, as joint arranger; Harris Trust and Savings Bank and BNP Paribas, as co-syndication agents; U.S. Bank National Association, as documentation agent; and the other lenders signatory thereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 $450 Million Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

April 28, 2005	By:	Gary P. Graphia

Name: Gary P. Graphia
Title: Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	$450 Million Credit Agreement